Exhibit 10.3

EXECUTION VERSION

J. CREW GROUP, INC.

Common Stock

($0.01 par value)

Purchase Agreement

New York, New York

August 16, 2005

TPG Partners II, L.P.

TPG Parallel II, L.P.

TPG Investors II, L.P.

c/o TPG Partners II, L.P.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Ladies and Gentlemen:

J. Crew Group, Inc., a corporation organized under the laws of New York (together with its successors, the “Company”), proposes to sell to TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P. (each, a “Purchaser” and collectively, the “Purchasers”) the number of shares of Common Stock (“Common Stock”) of the Company described in Section 4 hereto (the shares of Common Stock to be issued and sold by the Company to the Purchasers hereunder are hereinafter referred to as the “Purchased Securities”), and each Purchaser, severally and not jointly, proposes to purchase the Purchased Securities. Certain terms used herein are defined in Section 15 hereof.

1. Representations and Warranties of the Company.

The Company represents and warrants to the Purchasers that, as of the date hereof and as of the Closing Date:

(a) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so duly organized, validly existing and in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company (a “Material Adverse Effect”), with corporate power and authority to own or lease its properties and conduct its business, except where the failure to have such power and authority would not have a Material Adverse Effect, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect;

(b) Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c) Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except Collateral Permitted Liens, and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case with such exceptions as do not result in a Material Adverse Effect;

(d) Capitalization. All of the issued equity interests of the Company are duly and validly authorized and issued and fully paid and non-assessable and not subject to any preemptive or similar rights; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company are validly authorized and issued, are fully paid, non-assessable and are owned directly or indirectly by the Company free and clear of any liens, encumbrances, equities or claims except Collateral Permitted Liens;

(e) Execution and Validity. This Agreement has been duly authorized and, if and when duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(f) No Conflict. The execution, delivery and performance by the Company of this Agreement will not (i) result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Company, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is material to the Company and to which the Company is a party or to which any of the property or assets of the Company is subject or (iii) result in any violation of the provisions of any law or statute or any order, rule or regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except for breaches or violations that in the case of clauses (ii) and (iii) only, individually or in the aggregate, would not have a material adverse effect on the performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for execution, delivery and performance of, or the consummation of the transactions contemplated by this Agreement, except any consent, approval, authorization, order, registration or qualification (A) the failure of which to obtain would not have a material adverse effect on the performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby or (B) that is not required to be obtained prior to the date hereof and that the Company reasonably believes will be obtained in the ordinary course of business;

(g) Compliance with Other Agreements, Organizational Documents and Laws. The Company is not (i) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument that is material to the Company to which it is a party or by which it or any of its properties may be bound, (ii) in violation of its certificate of incorporation or by-laws or other organizational documents or (iii) in violation of any provisions of law or statute or any order, rule or regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; except, in the case of clauses (i) and (iii), for such defaults, violations and failures as would not reasonably be expected to have a Material Adverse Effect;

(h) Financial Statements. The historical consolidated financial statements, a copy of which has been delivered to the Purchasers, fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments; such financial statements have been prepared in accordance with generally accepted accounting principles and commonly followed industry accounting practices at the time such financial statements were prepared consistently applied throughout the periods specified, except as disclosed therein;

(i) Margin Stock. No part of the proceeds of the sale made to the Purchasers will be used to purchase or carry any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of said Board of Governors;

(j) Litigation. Except as otherwise disclosed in Schedule 1(j), there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others;

(k) Investment Company Status. The Company is not, and after giving effect to the transactions contemplated by this Agreement will not be, an “investment company,” or an entity “controlled by an investment company,” as such terms are defined in the Investment Company Act;

(l) No Material Adverse Change. Since April 30, 2005, and except as disclosed in any filing by the Company with the Commission prior to the date hereof, (i) there has not occurred any material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, (ii) there has not been any material adverse change in the capital stock or other equity interests or in the long-term debt of the Company and (iii) except as otherwise disclosed in Schedule 1(l), the Company has not entered into any transaction or agreement not in the ordinary course of business material to the Company;

(m) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses and owning similar properties in localities where the Company operates;

(n) Environmental Matters. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to (x) the protection of the environment or (y) hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect;

(o) Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for and material to the conduct of its businesses and, except as otherwise disclosed in Schedule 1(j), the Company has no knowledge that the conduct of its businesses will conflict with, and the Company has not received any notice of any claim of conflict with any such rights of others, except as would not have a Material Adverse Effect;

(p) Employment Matters. There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company that would reasonably be expected to have a Material Adverse Effect; and

(q) ERISA. To the Company’s knowledge, the Company has not violated any foreign, federal, state or local law or regulation relating to any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which would not have a Material Adverse Effect.

2. Representations and Warranties of the Purchasers.

Each Purchaser, severally and not jointly, represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a) Due Organization. Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the power and authority to conduct its business as it is now being conducted;

(b) Execution and Binding Effect of Agreement. Such Purchaser has the requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and, if and when duly executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the other parties hereto, will constitute a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(c) Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration of or by any governmental, judicial or regulatory authority, or notice to or filing with any governmental, judicial or regulatory authority on the part of such Purchaser is required to be made or obtained by such Purchaser in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby, other than those required by state blue sky laws and those the failure of which to be made or obtained, individually or in the aggregate, would not have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder; and

(d) Disclosure. Such Purchaser is aware that the Purchased Securities have not been, and may not in the future be, registered under the Act. Such Purchaser is purchasing the Purchased Securities hereby for its own account for investment purposes only and not with a view to the distribution thereof. Such Purchaser hereby acknowledges and agrees that such Purchased Securities will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Act, except pursuant to a valid exemption from registration under the Act, and hereby represents and warrants that it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act or a “qualified institutional buyer” within the meaning of Rule 144A. Each Purchaser acknowledges that none of the Company or any person representing the Company has made any representation to it with respect to the Company or the transactions contemplated hereby, other than the representations and warranties contained herein, upon which such Purchaser is relying in making its investment decision with respect to the Purchased Securities. Each Purchaser agrees that it will deliver to each person to whom it transfers any Purchased Securities notice of any restrictions on transfers of such securities.

(e) Legends on Certificates. Each Purchaser acknowledges that each certificate representing the Purchased Securities will contain a legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO

WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATE OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE TERMINATION DATE.

3. Purchase and Sale. Subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, ratably to the number of shares of Common Stock held by each Purchaser as of the date hereof, at a purchase price per share equal to the public offering price per share of the Common Stock (the “IPO Price”) to be sold in the proposed initial public offering of the Company (the “IPO”) to be set forth in an underwriting agreement to be entered into by and among the Company and the several underwriters to be named therein in connection with the IPO (the “Underwriting Agreement”), the number of Purchased Securities, rounded down to the nearest whole share, equal to the aggregate Liquidation Value of the Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) of the Company held by the Purchasers divided by the IPO Price.

4. Delivery and Payment. Delivery of and payment for the Purchased Securities shall be made on the date of redemptions for the Series A Preferred Stock and the Series B Preferred Stock (such date and time of delivery and payment for the Purchased Securities being herein called the “Closing Date”). The Company shall deliver one or more certificates evidencing the Purchased Securities to the Purchasers against payment in kind by the Purchasers to the Company by delivery of the Series A Preferred Stock having an aggregate Liquidation Value equal to the purchase price of the Purchased Securities.

5. Agreements. The Company agrees with each Purchaser that:

(a) The Company will not, and will not permit any of its Affiliates to, resell any Purchased Securities that have been acquired by any of them.

(b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Purchased Securities under the Act, except that the Company makes no representation as to the Purchaser.

(c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Purchased Securities in the United States.

(d) So long as any of the Purchased Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, unless it is subject to and complies with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(e) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchased Securities.

(f) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing, authentication, issuance and delivery of certificates for the Purchased Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Purchased Securities; (ii) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Purchased Securities; (iii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including any local and special counsel) for the Company; and (iv) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Purchasers. The obligation of the Company to deliver, and the obligations of the Purchasers to purchase, the number of shares of Purchased Securities specified in Section 3 shall be subject to (a) the consummation of the IPO and (b) the redemptions of the Series A Preferred Stock and the Series B Preferred Stock.

7. Reimbursement of Expenses. If the sale of the Purchased Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Purchased Securities.

8. Representations, Warranties and Agreements to Survive. The respective agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, and will survive delivery of and payment for the Purchased Securities. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

9. Tax Treatment. The parties agree that it is their intent to treat the purchase of the Purchased Securities and the redemption of Series A Preferred Stock as an integrated exchange of preferred stock for common stock for U.S. tax purposes qualifying as a tax-free recapitalization of the Company.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telefaxed to TPG Partners II, L.P., TPG Parallel II, L.P., TPG Investors II, L.P., c/o TPG Partners II, L.P. 301 Commerce Street, Suite 3300, Fort Worth, TX 76102 Attn: General Counsel, Fax: (817) 871-4088 or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at J. Crew Group, Inc., 770 Broadway, New York, New York 10003, Attn: General Counsel, Fax: (212) 209-8175.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and, except as expressly set forth in Section 5(d) hereof, no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Collateral Permitted Liens” shall have the meaning specified in the Indenture, dated as of March 18, 2005, by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Liquidation Value” with respect to any share of Series A Preferred Stock or Series B Preferred Stock means $1,000 per share.

“Regulation D” shall mean Regulation D under the Act.

“Rule 144A” shall mean Rule 144A promulgated under the Act.

[Remainder Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Purchasers.

Very truly yours,

J. CREW GROUP, INC.

By:	/s/ Nicholas Lamberti
Name:	Nicholas Lamberti
Title:	Vice President, Controller and Acting CFO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

TPG PARTNERS II, L.P.

By:	TPG Genpar II, L.P.
its General Partner

By:	TPG Advisors II, Inc.
its General Partner

By:	/s/ David A. Spuria
Name:	David A. Spuria
Title:	Vice President

TPG PARALLEL II, L.P.

By:	TPG Genpar II, L.P.
its General Partner

By:	TPG Advisors II, Inc.
its General Partner

By:	/s/ David A. Spuria
Name:	David A. Spuria
Title:	Vice President

TPG INVESTORS II, L.P.

By:	TPG Genpar II, L.P.
its General Partner

By:	TPG Advisors II, Inc.
its General Partner

By:	/s/ David A. Spuria
Name:	David A. Spuria
Title:	Vice President